Exhibit 4.6

SERIES B No 0973608

608

NUMBER: 95

PRELIMINARY NOTARIAL INSTRUMENT: 93

KARDEX: 120589

FINAL CONCESSION AGREEMENT FOR ELECTRICITY

GENERATION No 358-2010 ENTERED INTO BY AND BETWEEN

THE MINISTRY OF ENERGY AND MINES AND

KALLPA GENERACION S.A.

In the city of Lima, this January 05th, 2011, I, Ricardo Fernandini Barreda, Notary in and for Lima, enter this Public Deed whereby according to provisions set forth on subsection h, sections 27 and 54 of Legislative Decree No 1049, appearing:

The Ministry of Energy and Mines, domiciled at Avenida Las Artes Sur No 260, District of San Borja, Province and Department of Lima, duly represented by Ismael Valerio Aragon Castro, engineer, Peruvian, duly identified by National Identity Card No. 06713567, with voting capacity, single, Electricity General Director appointed by Ministerial Order No 060-2009-MEM/DM published on January 31st, 2009 authorized by Supreme Order No 064-2010-EM published on October 23rd, 2010; and

Kallpa Generacion S.A. registered in Record No 11767759 of Legal Entity Registry in the Registry Zone No IX, Lima Headquarters, Lima Registry Office, domiciled at Av. Victor Andres Belaunde No 147 Torre Real 5, Piso 11, District of San Isidro, Province and Department of Lima duly represented by Javier Garcia Burgos Benfield, Peruvian, duly identified by National Identity Card No 07258488, with voting capacity, married, businessman and Roberto Cornejo Spickernagel, Peruvian, duly identified by National Identity Card No 08796408, with voting capacity, married, businessman, acting as Attorneys, pursuant to powers of attorney registered under Entry C00012 amended on entry D00003 of Record No 11767759 of Legal Entity Registry in the Registry Zone No IX, Lima Headquarters, Lima Registry Office.

The appearing parties are of legal age, whom I have identified, I attest. The parties proceed with capacity, freedom and knowledge of the act performed. A signed preliminary notarial instrument is submitted to be registered as Public Deed, which I place in the corresponding record and number, reading as follows:

PRELIMINARY NOTARIAL INSTRUMENT:

Mr. Notary-Attorney Ricardo Fernandini Barreda, please include in your registry of Public Deeds one Final Concession Agreement for Electricity Generation No 358-2010 entered into by and between the Ministry of Energy and Mines domiciled at Avenida Las (sic), Ismael Valerio Aragon Castro, engineer, Electricity General Director appointed by Ministerial Order No 060-2009-MEM/DM published on January 31st, 2009 identified by National Identity Card No 06713567, authorized by Supreme Order No 064-2010-EM published on October 23rd, 2010 (hereinafter called THE MINISTRY) and, Kallpa Generacion S.A. registered under Record No 11767759 of Legal Entity Registry in the Registry Zone No IX, Lima Headquarters, Lima Registry Office, domiciled at Av. Victor Andres Belaunde No 147

Torre Real 5, Piso 11, District of San Isidro, Province and Department of Lima duly represented by Javier Garcia Burgos Benfield, duly identified by National Identity Card No 07258488 and Roberto Cornejo Spickernagel, duly identified by National Identity Card No 08796408, acting as Attorneys, pursuant to powers of attorney registered under Entry C00012 amended on Entry D00003 of Record No 11767759 of Legal Entity Registry in the Registry Zone No IX, Lima Headquarters, Lima Registry Office (hereinafter called “THE CONCESSIONAIRE”) under the following terms and conditions.

FIRST: BACKGROUND

The Concessionaire has made an application of final concession to develop the electricity generation activity using goods and facilities detailed as follows, which are essential for concession operation:

1.1	Name of Power Plant: Cerro de Aguila

1.2	Location

1.2.1	Districts: Surcubamba and Colcabamba

1.2.2	Province: Tayacaja

1.2.3	Department: Huancavelica

1.3	General information of Power System

Technical Features of Cerro del Aguila Power Plant

General Information:

Flow: 200 m3/s

Net flow: 226 m

Minimum flow: 225 m

Gross flow: 244 m

Total installed power: 402 MW

Hydric resource: Mantaro river

Abduction tunnel: 8712 km

Project budget: 525 080871, 46 million US without including VAT

Building term: 1436 days

On pages 110 to 117 of file No 11222910, the description of the equipment and main elements of Cerro del Aguila Power Plant which are part of generation final concession goods is appeared.

The Petitioner attached the following drawings:

•	Two drawings No CHCDA 010- Concession Area, Plant Drawing, not to scale.

•	Four drawings No CHCDA 011(1/2)- Accesses, Plant, not to scale.

•	Two drawings No CHCDA 011 (2/2)- Accesses, Coordinates, not to scale.

•	Three drawings No CHCDA 012- Surface works, Coordinates not to scale.

•	Three drawings No CHCDA 517, 518 and 519- One-line diagram, not to scale.

On pages 138 to 144, 152 to 154 and 176 to 179 of file No 11222910, the drawings of Cerro del Aguila Power Plant are appeared.

SECOND: PURPOSE

The purpose of this Agreement is to determine the conditions, rights and obligations regulating the final concession to develop electricity generation activity granted by the Ministry to the Concessionaire.

THIRD: SPECIFIC APPLICABLE LAW

The legal framework governing mandatorily this Agreement is composed by Decree Law No 25844, Electrical Concessions Act and its regulations passed by Supreme Decree No 099-93-EM; Law No 27332, Regulatory Body Framework for Public Investment in Public Services Act: Law No 26734, Incorporation Act of Supervisory Board

for Investment in Energy (OSINERGMIN, by its acronym in Spanish) and its regulations passed by Supreme Decree No 054-2001-PCM; the National Electricity Code; Law No 28832, Act ensuring the efficient development of electricity generation; Supreme Decree No 027-2007-EM, regulations of transmission; Supreme Decree No 076-2009-EM, the applicable technical rules and other Peruvian laws in force on each opportunity.

FOURTH: CONCESSION EFFECTIVENESS

The Concession herein referred has an indefinite term and is effective upon the following day of publication date for Supreme Order granting the Concession.

FIFTH: GENERAL TERMS

5.1 A free price system for selling electric power produced by electric power plant whereby it is a holder unless:

5.1.1 The power transfer with other generators when a Committee for Economic Operation of the Interconnected National System is formed pursuant to subsection a), section 43 of the Act.

5.1.2 The electric power sales to distribution concessionaries aimed to electricity public service pursuant to section 45 of the Act.

5.2 The supplies subject to price regulation shall be continuously, timely and sufficiently handled according to quality technical requirements and other conditions agreed by contract whether with power or own or acquired power from third parties.

5.3 The use of natural resources for power purposes is subject to payment of sole remuneration to government pursuant to provisions of section 107 of the Act and sections 213, 214 and 215 of the Regulations.

5.4 The Concessionaire pursuant to the Act and other applicable rules shall keep the environment, the cultural heritage of the Nation when developing his activities.

5.5 The Supervisory Board for Investment in Energy inspects, controls and supervises the performance of this Agreement pursuant to section 101 of the Act, whereby the parties have acknowledged the nature of an administrative agreement.

5.6 The Concessionaire may assist directly clients not having nature of electricity utility by fixing with them the conditions of the service rendering.

5.7 The parties may submit to arbitration by mutual agreement and by written the conflicts arising solely from specific technical matters on this Agreement pursuant to Legislative Decree No 1071, Legislative Decree regulating arbitration.

5.8 The conflict that may arise regarding the amount of damages, which shall be paid by the government to the ex-concessionaire as a result from applying section 104 of Electrical Concessions Act, shall be submitted to arbitration upon request of any parties pursuant to Legislative Decree No 1071.

SIXTH: RIGHTS AND OBLIGATIONS

6.1 Rights: The Concessionaire shall have the following rights:

6.1.1 To use reasonably the hydric natural resource whereby he is holder to produce electric power paying the corresponding amounts to the government for this use pursuant to provisions set forth on section 107 of the Act and sections 213, 214 and 215 of the Regulations.

6.1.2. To use the transmission and/or distribution systems belonging to other concessionaires whereby he is interconnected for marketing electricity with his users pursuant to provisions set forth on section 33 and subsection d) of section 34 of the Act.

6.1.3 To request to the Ministry to impose easements pursuant to provisions set forth on sections 110 and 111 of the Act.

6.1.4 To enter into legal stability, tax stability and foreign currency agreements pursuant to subsection b) of section 106 of the Act complying with corresponding formalities and reporting to the Directorate.

6.1.5 To demand his rights granted by this Agreement against third parties, particularly to collect the compensation for the use.

6.1.6 To require government support when a public disaster, internal unrest and/or disturbance occurs for protecting the works and facilities to ensure the continuance of operation pursuant to section 120 of the Act.

6.1.7 To acquire power and electric power from other generators.

6.1.8 To take part in the Committee for Economic Operation of the Interconnected National System according to provisions set forth on applicable law.

6.1.9 To assign its contractual position having in this Agreement and to transfer the granted concession; and

6.1.10 Other rights granted by the applicable law.

6.2 Obligations: The Concessionaire undertakes to:

6.2.1 To supply electricity according to provisions set forth on eighth clause of this Agreement whether with own production or production acquired by third parties acknowledging compensations for using corresponding transmission and/or distribution systems.

6.2.2 To preserve and keep their works and facilities of the concession in good condition for an efficient operation according to quality standards set forth on the Agreement and to pay compensations for low service quality set forth on corresponding technical rules.

6.2.3 To apply as a maximum the regulated prices determined by the corresponding entity pursuant to provisions set forth on subsections a) and c) of section 43 of the Act.

6.2.4 To pay to the owners of secondary transmission or distribution facility systems the compensations for using pursuant to section 62 of the Act.

6.2.5 To compensate to distribution concessionaries by the power not supplied by rationing to their clients of electricity utility pursuant to provisions set forth on section 57 of the Act.

6.2.6 To comply with provisions of National Electricity Code and other applicable technical rules pursuant to provisions set forth on Section 99 of the Act.

6.2.7 To contribute for maintaining statute and regulatory entities through contributions which in no case shall exceed 1% of the value of their yearly sales according to subsection g) of section 31 of the Act in accordance with Supreme Decree No 136-2002-PCM.

6.2.8 Pursuant to applicable law, to integrate the Committee for Economic Operation of the Interconnected National System contributing to its maintenance and specifically complying with its regulations and procedures.

6.2.9 To operate its facilities according to provisions issued by the Committee for Economic Operation of the Interconnected National System pursuant to provisions set forth on section 32 of the Act.

6.2.10 To file the corresponding information to the Directorate and the Supervisory Board for Investment in Energy pursuant to provisions set forth on sections 58 and 59 of Regulations and other applicable rules.

6.2.11 To develop its activities complying with the free competition and/or anti-trust rules in force or to be issued in the future, applicable for electrical subsector.

6.2.12 To perform building activities of works and mounting facilities which are undertaken to, pursuant to work performance schedule attached to this Agreement.

SEVENTH: WORK PERFORMANCE SCHEDULE

The performance works of Cerro del Aguila Power Plant shall have a term of sixty six (66) months and 15 days until the tests and commissioning. Furthermore, this term shall begin on June 15th, 2010 and shall finish December 31st, 2015 according to work performance schedule attached as Exhibit No 4 of this Agreement.

EIGHTH: SUPPLY TECHNICAL CONDITIONS

The Concessionaire undertakes to render the service whose concession is granted under the best quality conditions emphasizing on matters including but not limited those stated on quality technical rules of electrical utilities.

NINTH: SANCTIONS AND PENALTIES

Should Concessionaire fails to comply with any obligation stated in the Act, the Regulations and/or this Agreement, the corresponding sanction according to provisions set forth on section 201 of Regulations according to fixed degrees by applicable law when they occur shall be applied, notwithstanding their obligations against third parties nor application of expiration grounds. These sanctions shall be published by the Supervisory Board for Investment in Energy in the official gazette El Peruano for account of the Concessionaire.

TENTH: USES AND EASEMENTS

10.1 The easements for occupying public and private property shall be made according to provisions of section 110 of Electrical Concessions Act.

10.2 The easements to whom the Concessionaire is entitled to by applicable law does not weaken the easement rights acquired by the Concessionaire before the concession effective date.

10.3 The easement granted shall be in force if they are necessary for rendering the electrical service.

10.4 The Concessionaire undertakes to regulate the use of property belonging as easement according to Electrical Concessions Act, its regulations and other applicable technical rules.

10.5 The Concessionaire shall perfect the easements according to rules stated in the Regulations and information related to these easements shall not confirm situations contravening law. Subject to easements whose UTM coordinates are stated below, the parties incorporate to this Agreement by Exhibits the easements that the Concessionaire shall acquire in the future.

PSA56 UTM coordinates of the vertexes of the easement area limits

Vertex	North	East
1	8638716,00	523841,00
2	8640434,00	524291,00
3	8645196,00	526215,00
4	8642789,00	527408,00
5	8643650,00	528491,00
6	8644405,00	530085,00
7	8644510,00	530425,00
8	8646026,00	531824,00
9	8647754,00	532946,00
10	8647976,00	533090,00
11	8648233,00	533108,00
12	8649343,00	532714,00
13	8650270,00	532134,00
14	8651017,00	533136,00
15	8649986,00	533699,00

16	8648169,00	533979,00
17	8641967,00	536601,00
18	8640889,00	538640,00
19	8641669,00	540011,00
20	8641207,00	540266,00
21	8640137,00	538686,00
22	8640771,00	537106,00
23	8635879,00	539174,00
24	8635697,00	538684,00
25	8636319,00	537364,00
26	9638187,00	536254,00
27	8637119,00	535004,00
28	8637403,00	533291,00
29	8638765,00	531605,00
30	8637416,00	530215,00
31	8639174,00	528864,00
32	8638024,00	526716,00
33	8638609,00	526109,00
34	8637870,00	524603,00

10.6 The Concessionaire shall have an internal record dully updated of the easements granted on his favor.

ELEVENTH: INSPECTION

The inspection to Concessionaire shall be permanently and directly performed by the Supervisory Board for Investment in Energy or through qualified and classified inspection firms by this entity pursuant to Law No 26734 and other inspection rules that may be applicable.

The Concessionaire may request to the Supervisory Board for Investment in Energy the inspection performance in case emergencies in the service occur pursuant to section 197 of its Regulations.

TWELFTH: PERFORMANCE BOND OF WORK PERFORMANCE

The Concessionaire submitted the letter of guarantee No D000-1407043 issued by Banco de Credito for S/. 1 800 000,00 (ONE MILLION EIGHT THOUSAND HUNDRED AND 00/100 NUEVOS SOLES) expiring on August 01st, 2011 in favor of the Ministry ensuring the formalities and commissioning of Cerro del Aguila Power Plant which shall be renewed prior to its expiration according to sections 55, 37 and 57 of its Regulations.

THIRTEENTH: TERMINATION OF CONCESSION

The Concession shall end by expiration or waiver statement. In both cases, the transfer of rights and property from the concession required to continue with its operation shall be performed complying with the Act and its regulations.

13.1 EXPIRATION

The Concession shall expire in the cases set forth on section 36 of the Act.

13.2 WAIVER

The Concessionaire may waive to its final concession reporting this fact to the Ministry at least one year in advance pursuant to provisions set forth on section 71 of the Regulations.

The Directorate shall process the corresponding acceptance Supreme Order where the accurate date is stated during the pre-notice year where the waiver is effective.

FOURTEENTH: ACTS OF GOOD OR FORCE MAJEURE

The performance of all conditions stated on this Agreement is mandatory unless acts of good or force majeure according to sections 1315 and 1317 of Civil Code, duly evidenced and qualified by the Supervisory Board for Investment in Energy or the entity named thereby occur.

FIFTEENTH: APPLICABLE JURISDICTION

This Agreement is exclusively subject to jurisdiction of Peruvian judges and courts. The Concessionaire expressly waives to any claim to submit the controversies arising from this Agreement to foreign court as well as to perform any kind of action in an amicable manner.

SIXTEENTH: INTEGRATING DOCUMENTS

The following documents are part of this Agreement:

Exhibit No 1 Supreme Decree of Granting the Concession

Exhibit No 2 Background

Exhibit No 3 Glossary of terms used in this Agreement

Exhibit No 4 Work Performance Schedule

SEVENTEETH: CLOSING EXPENSES

The notary and recording expenses required to grant the Public Deed of this Agreement shall be borne by the Concessionaire.

This Agreement shall be registered in the Concession Registry for Exploiting Utilities of Real Property Registry of corresponding Public Registry Office.

EIGHTEENTH: SUPPLEMENTARY AGREEMENTS

The parties may enter into supplementary agreements to improve the understanding of this Agreement without amending it. These agreements shall be in minutes or in correspondence duly executed by the representatives of the parties.

NINETEENTH: GENERAL PROVISIONS

The communication between the parties shall be effective if they are noticed on the domiciles stated on the introduction of this Agreement. Any alteration of domicile performed by any parte shall be informed to the other party.

Please, Mr. Notary, add the clauses according to law, perform the corresponding inserts specially the Exhibit No 4 of this Agreement containing the work performance schedule and the contents of Supreme Order No 064-2010-EM published on October 23th, 2010 and record in the corresponding Registry of Concessions for Exploiting Utilities of Real Property Registry.

This Agreement is executed in three (03) counterparts in Lima, November 05th, 2010.

This preliminary notarial instrument is signed by Ismael Valero Aragon Casto (for the Ministry of Energy and Mines) and Javier Garcia Burgos Benfield and Roberto Cornejo Spickernagel (for Kallpa Generacion S.A.)

This preliminary notarial instrument is authorized and signed by Jorge Alberto Olivera Estramadoyro, Attorney- Lima Bar Association Registry Number 6959.

First Amendment to Concession Agreement N° 358-2010

File N° 11222910

Mr. Notary:

Please include in your Registry of Public Deeds one of the First Amendment to Final Concession Agreement for Electricity Generation No 358-2010 entered into by and between the MINISTRY OF ENERGY AND MINES (hereinafter called the “Ministry”) domiciled at Avenida Las Artes Sur No 260, district of San Borja, province and department of Lima, represented by Ismael Valerio Aragon Castro, engineer, Electricity General Director appointed by Ministerial Order No 060-2009-MEM/DM published on January 31st, 2009, identified by National Identity Card No 06713567, authorized by Supreme Order No 059-2011 published on June 23rd, 2011; and, Cerro del Aguila S.A., (hereinafter called the “Concessionaire”), duly represented by Roberto Comejo Spickernagel, identified by National Identity Card N° 08796408, pursuant to powers of attorney registered under Record N° 12518858 of Legal Entity Registry of Lima and Callao Registry Office having legal domicile at Av. Victor Andres Belaunde N° 147, Torre Real 5 piso 11, district of San Isidro, province and department of Lima under the following terms and conditions:

FIRST:

By Supreme Order No 064-2010-EM published on October 23th, 2010, it was granted in favor of Kallpa Generacion S.A. the final concession to develop electricity generation activity in the Cerro del Aguila Power Plant being approved the Concession Agreement N° 358-2010, registered as Public Deed dated January 05th, 2011.

SECOND:

By document filed dated May 26th, 2011, entered under Record N° 2094932, Kallpa Generacion S.A. has requested to the Electricity General Directorate to pass the transfer of final concession to develop electricity generation activity in Cerro del Aguila Power Plant in favor of Cerro del Aguila S.A., company registered under Electronic Record N° 12518858 of Legal Entity Registry of Lima Registry Office.

As evidence attached to the request stated in the aforementioned paragraph, Kallpa Generacion S.A. has filed the Exemplified Copy of Public Deed dated May, 25th, 2011 stating that Kallpa Generacion S.A. and Cerro del Aguila S.A. has agreed by General Shareholders Meeting dated May, 23rd, 2011, to perform a Simple Reorganization, effective as of May 24th, 2011 23 de mayo de 2011, whereby Kallpa Generacion S.A. has set aside from his equity in favor of Cerro del Aguila S.A. the block of equity composed by its rights and obligations assumed by this, among others, regarding Concession Agreement N° 358-2010, by Supreme Order N° 064-2010-EM passing the final concession of electrical power generation in the future Cerro del Aguila Power Plant.

THIRD:

Based on the grounds of the aforementioned paragraphs and Kallpa Generation S.A. having complied with submitting documents related to amendment of Concession Agreement, the parties agree to amend the Agreement under the corresponding terms, having a positive opinion on Report N° 158-2011-DGE-DCE and the corresponding Supreme Order N° 059-2011-EM, published on June 23rd, 2011, which you Mr. Notary shall include in the Public Deed that this Preliminary Notarial Instrument may create.

First Amendment to Concession Agreement N° 358-2010

File N°11222910

FOURTH:

By this Preliminary Notarial Instrument, the parties agree to amend the subsection c) of number 2.1 of Exhibit N° 2 under the following terms and conditions:

“EXHIBIT N° 2

BACKGROUND

(...)

2.	Documents appearing on file

2.1

(...)

c)	The petitioner has submitted a copy of Director´s Resolution N° 0048-2011-ANA-DARH, dated March 17th, 2011 stating the final change of ownership for water study approval, making a part of the Water Use Study of Cerro del Aguila Power Plant Project described in Director´s Resolution N° 0219-2010-ANA-DARH in favor of Cerro del Aguila S.A.

(...)”.

FIFTH:

The Parties state that other provisions of the Agreement which are not amended by this Preliminary Notarial Instrument shall remain effective, unchanged and mandatory.

SIXTH:

The notary and recording expenses required to grant the Public Deed and the record in Public Registry as well as an Exemplified Copy of the Public Deed duly registered for the Ministry shall be borne by the Concessionaire.

The Public Deed caused by this Preliminary Notarial Instrument shall be registered by the Concessionaire in the Concession Registry for Exploiting Utilities of Real Property Registry of the corresponding Public Registry Office and the Concessionaire shall deliver one (01) duly registered Exemplified Copy of the Public Deed to the Ministry.

Please, Mr. Notary, add the clauses according to law, perform the corresponding inserts specially the contents of Supreme Order N° 059-2011-EM and incorporate the corresponding Exhibit N°2 containing the final approval of water study making part of the Water Use Study of Cerro del Aguila Power Plant and record in the corresponding Registry of Concessions for Exploiting Utilities of Real Property Registry.

This Preliminary Notarial Instrument is executed in three (03) counterparts in Lima, June 24th, 2011.

(Signed)

Ismael Aragon Castro, Engineer

General Director

Electricity General Directorate

EXEMPLIFIED COPY

SERIES B No 2852361

64371

INSTRUMENT: 7660

PRELIMINARY NOTARIAL INSTRUMENT: 7354

KARDEX: 22729

PAGES: 64361

SECOND AMENDMENT TO FINAL CONCESSION AGREEMENT

FOR ELECTRICITY GENERATION No 358-2010 ENTERED INTO

BY AND BETWEEN

THE MINISTRY OF ENERGY AND MINES AND

CERRO DEL AGUILA S.A.

In the city of Lima, district of Jesus Maria, this July 02th, 2013, I, Eduardo Laos de Lama, Notary-Attorney in and for Lima, identified by National Identity Card No 07700630 and Single Taxpayers Registry No 10077006309, enter this Public Deed appearing:

ON ONE SIDE

Roberto Carlos Tamayo Pereira, Peruvian, native from El Tambo, Huancayo, Junin, married, engineer, identified by National Identity Card No 09703123, domiciled at Avenida Las Artes Sur No 260, District of San Borja, Province and Department of Lima to whom I have identified by biometric comparison, I attest, acting as Electricity General Director of The Ministry of Energy and Mines with Single Taxpayers Registry No 20131368529, domiciled at Avenida Las Artes Sur No 260, District of San Borja, Province and Department of Lima, appointed by Ministerial Order No 364-2011-MEM/DM published on August 09th, 2011 authorized by Supreme Order No 023-2013-EM published on May 22nd, 2013.

AND ON THE OTHER SIDE

Rosa Maria Flores-Araoz Cedron, Peruvian, native from Miraflores, Lima, Lima, married, economist, identified by National Identity Card No 09343153, domiciled at Avenida Santo Toribio No 115, piso 7, District of San Isidro, Province and Department of Lima to whom I have identified by biometric comparison, I attest, acting on behalf of Cerro del Aguila S.A. with Single Taxpayers Registry No 20538810682, domiciled at Avenida Santo Toribio No 115, piso 7, District of San Isidro, Province and Department of Lima, duly empowered pursuant to power of attorney registered under Electronic Record No 12518858 of Lima Legal Entity Registry.

The appearing parties are able in the Spanish language. I attest that they have the required capacity, freedom and knowledge as evidenced in the examination that I have made of them. They deliver to me a Preliminary Notarial Instrument duly signed and authorized which I file in the appropriate docket under the corresponding number, reading as follows:

PRELIMINARY NOTARIAL INSTRUMENT:

Mr. Notary, please enter in your registry of Public Deeds one of the Second Amendment to Final Concession Agreement for Electricity Generation No 358-2010 entered into by and between the Ministry of Energy and Mines domiciled at Avenida Las Artes Sur No 260, District of San Borja Province and Department of Lima, represented by Roberto Carlos Tamayo Pereira, engineer, Electricity General Director appointed by Ministerial Order No 364-2011-MEM/DM published on August 09th, 2011 identified by National Identity Card No 09703123, authorized by Supreme Order No 023-2013-EM published on May 22nd, 2013 (hereinafter called “THE MINISTRY”) and, Cerro del Aguila S.A. registered under Record No 12518858 in the Registry Zone No IX, Lima Headquarters, Lima Registry Office, domiciled at Avenida Santo Toribio No 115, piso 7, District of San Isidro, Province and Department of Lima represented by Rosa Maria Flores-Araoz Cedron, Legal Representative, identified by National Identity Card No 09343153, pursuant to power of attorney registered under Entry C00005 of Record No 12518858 of Registry Zone No IX, Lima Headquarters, Lima Registry Office (hereinafter called “THE CONCESSIONAIRE”) under the following terms and conditions:

FIRST:

By Supreme Order No 064-2010-EM published on October 23rd, 2010, it was granted to Kallpa Generacion S.A. the final concession to develop the electricity generation activity in the future Cerro del Aguila Power Plant which shall be located in the Department of Huancavelica using the water resources of Mantaro river with an installed capacity of 402 MW, being passed the Concession Agreement No 358-2010 (hereinafter the Agreement) registered as Public Deed dated January 05th, 2011.

By Supreme Order No 059-2011-EM published in Official Gazette El Peruano dated June 23rd, 2011, the transfer of final concession to develop the electricity general activity in Cerro del Aguila Power Plant, which was performed by Kallpa Generacion S.A in favor of Concessionaire which has obtained the rights and obligations related to this concession, and the First Amendment to Concession Agreement No 358-2010 were passed.

SECOND:

On February 26th, 2013 under Record No 2271344, Cerro del Aguila S.A. has requested the Second Amendment to the Agreement to include the increase in installed capacity of project from 402 MW to 525 MW without modifying the concession area and the terms of approved project schedule.

Based on the foregoing paragraph and having the concessionaire complied with submitting the corresponding documents, the parties agree to amend the requested terms having the positive opinion contained on report No 185-2012-DGE-DCE and the corresponding Supreme Order No 023-2013 published on May 22nd, 2013.

THIRD:

According to this Preliminary Notarial Instrument, the parties agree to amend the number 1.3 of first clause of the Agreement under the terms and conditions as follows:

“FIRST: BACKGROUND

(…)

1.3 General information of Power System

(…)

Flow: 210,5 m3/s

Net flow: 268 m

(…)

Gross flow: 285 m

Total installed power: 525 mw

(…)

Abduction tunnel: 6071,00 m

Project budget: US$ 902 000 000,00 (Nine hundred two millions and 00/100 American Dollars)

(…)

The Petitioner has attached the following drawings:

•	Drawing No 3.1- Location- Scale 1/3000 000.

•	Drawing No AL- Influence Area Map- Scale 1/50 000.

•	Two drawings No 3.2- Map of Project Real Elements- Scale 1/50 000.

•	Drawing No DP-9.1 – Map of Press and Damp Elements- Scale 1/20 000.

•	Drawing No DP-12.1- Cerro del Aguila Power Plant- Scale 1/500.

•	Drawing No AL- Linear Profile- Scale 1/125

(…)

FOURTH:

The remaining provisions of the Agreement, which are not amended by this Preliminary Notarial Instrument, shall remain effective, unchanged and mandatory.

FIFTH:

The expenses required to grant the Public Deed and the record of this Preliminary Notarial Instrument shall be borne by the Concessionaire.

The Public Deed caused by this Preliminary Notarial Instrument shall be registered by the Concessionaire in the Concession Registry for Exploiting Utilities of Real Property Registry of the corresponding Public Registry Office and the Concessionaire shall deliver one (01) duly registered Exemplified Copy of the Public Deed to the Ministry.

Please, Mr. Notary, add the clauses according to law, perform the corresponding inserts specially the contents of Supreme Order No 023-2013-EM and record in the corresponding Registry of Concessions for Exploiting Utilities of Real Property Registry.

This Preliminary Notarial Instrument is executed in three (03) counterparts in Lima, June 04th, 2013.

This Preliminary Notarial Instrument is signed by Roberto Carlos Tamayo Pereyra (for the Ministery of Energy and Mines) and Rosa Maria Flores-Araoz Cedron (for Cerro del Aguila S.A.)

This Preliminary Notarial Instrument is authorized and signed by Daniel Urbina Perez, Attorney- Lima Bar Association Registry Number 22363.

INSERT- PUBLICATION NOTICE. Eduardo Laos de Lama, Notary-Attorney in and for Lima, hereby certifies that I have seen the Official Gazette el Peruano, dated May 22nd, 2013 and I verify that on page 495216 on Section “Legal Rules” there is a publication of an approval and amendment notice to Mining Concession Agreement 358-2010 entered into by and between the Ministry of Energy and Mines and Cerro del Aguila S.A whose contents is as follows:

It is passed the Amendment to the Mining Concession Agreement No 358-2010 entered into by and between the Ministry of Energy and Mines and Cerro del Aguila S.A.

Supreme Order

No 023-2013-EM

Lima, May 21st, 2013

Having reviewed the docket No 1122910 filed by Cerro del Aguila S.A on Final Concession to develop electricity generation activity in Cerro del Aguila Power Plant and the petition of Second Amendment to the Concession Agreement No 358-2010.

Whereas:

By Supreme Order No 064-2010-EM published on October 23rd, 2010, it was granted to Kallpa Generacion S.A. the Final Concession to develop electricity generation activity in the future Cerro del Aguila Power Plant which is located at Department of Huancavelica using the water resources of Mantaro river with an installed capacity of 402 MW being passed the Concession Agreement No 358-2010 registered as Public Deed dated January 05th, 2011.

By Supreme Order No 059-2011-EM published in Official Gazette El Peruano dated June 23rd, 2011, the transfer of final concession to develop the electricity general activity in Cerro del Aguila Power Plant which was performed by Kallpa Generacion S.A in favor of Concessionaire which has obtained the rights and obligations related to this concession and the First Amendment to Concession Agreement No 358-2010 were passed.

On February 26th, 2013 under Record No 2271344, Cerro del Aguila S.A. has requested the Second Amendment to the Agreement to include the increase in installed capacity of project from 402 MW to 525 MW without modifying the concession area and the terms of approved project schedule.

Cerro del Aguila S.A. has complied with requirements stated in the Electrical Concessions Act and its Regulation passed by Supreme Decree No 009-93-EM and the petition has the positive opinion which is referred to Report No 105-2013-DGE-DCE being applicable to pass the Second Amendment to Concession Agreement No 358-2010, which shall recorded as Public Deed, incorporated in the contents of this order and be registered in the corresponding Registry of Concessions for Exploiting Utilities of Real Property Registry pursuant to provisions of sections 7 and 56 of Regulations of Electrical Concessions Act.

Complying with second paragraph of section 53 and 54 of Regulations of Electrical Concessions Act

Having the positive opinion of Electricity General Director and the approval of Vice Minister of Energy and Mines.

It is ordered:

Section 1: To pass the Second Amendment to Concession Agreement No 358-2010 entered into by and between the Ministry of Energy and Mines and Cerro del Aguila S.A. in the terms referred to be amended the number 1.3 of the first clause of the Concession Agreement no 358-2010, by the reasons and findings stated in the whereas part of this order.

Section 2: To authorize the Electricity General Director to execute on behalf of the government the Second Amendment to the Concession Agreement No 358-2010 passed in the foregoing section and the corresponding Public Deed.

Section 3: The contents of this Supreme Order shall be included in the Public Deed of the Second Amendment to the Concession Agreement No 358-2010.

Section 4: This Supreme Order in compliance with provisions set forth on section 54 of the Regulations of Electrical Concessions Act shall be published to be in force in the official gazette El Peruano for one time and shall be notified to Concessionaire within five (05) working days following this publication pursuant to section 53 of the aforementioned Registry.

Section 5: This Supreme Order shall be endorsed by the Minister of Energy and Mines.

To be registered, reported and published

Ollanta Humala Tasso

Constitutional President of Peru

Jorge Merino Tafur

Minister of Energy and Mines

EXEMPLIFIED COPY

SERIES B No 361118

48088

INSTRUMENT: 6301

PRELIMINARY NOTARIAL INSTRUMENT: 6040

KARDEX: 181142

PAGES: 48088

THIRD AMENDMENT TO FINAL CONCESSION AGREEMENT

FOR ELECTRICITY GENERATION No 358-2010 ENTERED INTO

BY AND BETWEEN

THE MINISTRY OF ENERGY AND MINES AND

CERRO DEL AGUILA S.A.

In the city of Lima, district of Jesus Maria, this May 24th, 2014, I, Jorge Fernando Zuleta Guimet, Notary-Attorney in and for Lima, identified by National Identity Card No 07801746 and Single Taxpayers Registry No 10078017461 being in charge of office of Eduardo Laos de Lama according to license granted by Notary´s Association of Lima, enter this Public Deed appearing:

BY ONE SIDE

Luis Antonio Nicho Diaz, Peruvian, native from Huacho, Huaura, Lima, married, engineer, identified by National Identity Card No 10320098, domiciled at Avenida Las Artes Sur No 260, District of San Borja, Province and Department of Lima to whom I have identified by biometric comparison, I attest, acting on behalf of The Ministry of Energy and Mines, domiciled at Avenida Las Artes Sur No 260, District of San Borja, Province and Department of Lima, duly empowered as Electricity General Director, appointed by Ministerial Order No 392-2013-MEM/DM published on September 25th, 2013 authorized by Supreme Order No 027-2014-EM published on May 07th, 2014.

AND ON THE OTHER SIDE

Daniel Rene Urbina Perez, Peruvian, native from San Isidro, Lima, Lima, married, lawyer, identified by National Identity Card No 09382119, domiciled at Avenida Santo Toribio No 115, piso 7, District of San Isidro, Province and Department of Lima to whom I have identified by biometric comparison, I attest, acting on behalf of Cerro del Aguila S.A. registered under Record No 12518858 in the Registry Zone No IX, Lima Headquarters, Lima Registry Office, having legal domicile at Avenida Santo Toribio No 115, piso 7, District of San Isidro, Province and Department of Lima, empowered pursuant to powers of attorney registered under Entry C00005 of Electronic Record No 12518858 of Legal Entity Registry in the Registry Zone No IX, Lima Headquarters, Lima Registry Office.

Rosa Maria Flores-Araoz Cedron, Peruvian, native from Miraflores, Lima, Lima, married, economist, identified by National Identity Card No 09343153, domiciled at Avenida Santo Toribio No 115, piso 7, District of San Isidro, Province and Department of Lima to whom I have identified by biometric comparison, I attest, acting on behalf of Cerro del Aguila S.A. registered under Record No 12518858 in the Registry Zone No IX, Lima Headquarters, Lima Registry Office, having legal domicile at Avenida Santo Toribio No 115, piso 7 , District of San Isidro, Province and Department of Lima, empowered pursuant to powers of attorney registered under Entry C00005 of Electronic Record No 12518858 of Legal Entity Registry in the Registry Zone No IX, Lima Headquarters, Lima Registry Office.

The appearing parties are able in the Spanish language. I attest that they have the required capacity, freedom and knowledge as evidenced in the examination that I have made of them. They deliver to me a Preliminary Notarial Instrument duly signed and authorized which I file in the appropriate docket under the corresponding number, reading as follows:

PRELIMINARY NOTARIAL INSTRUMENT:

Mr. Notary, please enter in your Registry of Public Deeds one of the Third Amendment to Final Concession Agreement for Electricity Generation No 358-2010 entered into by and between the Ministry of Energy and Mines domiciled at Avenida Las Artes Sur No 260, District of San Borja Province and Department of Lima, duly represented by Luis Antonio Nicho Diaz, engineer, identified by National Identity Card no 10320098, Electricity General Director appointed by Ministerial Order No 392-2013-MEM/DM published on September 25th, 2013 authorized by Supreme Order No 027-2014-EM published on May 07th, 2014 (hereinafter called “THE MINISTRY”) and, Cerro del Aguila S.A. registered under Record No 12518858 in the Registry Zone No IX, Lima Headquarters, Lima Registry Office, having legal domicile at Avenida Santo Toribio No 115, piso 7, District of San Isidro, Province and Department of Lima duly represented by Daniel Urbina Perez, identified by National Identity Card No 09382119 and Rosa Maria Flores-Araoz Cedrón, identified by National Identity Card No 09343153, pursuant to powers of attorney registered under Entry C00005 of Electronic Record No 12518858 of Legal Entity Registry in the Registry Zone No IX, Lima Headquarters, Lima Registry Office (hereinafter called “THE CONCESSIONAIRE”) under the following terms and conditions:

FIRST:

By Supreme Order No 064-2010-EM published on October 23rd, 2010, it was granted to Kallpa Generacion S.A. the final concession to develop the electricity generation activity in the future Cerro del Aguila Power Plant which shall be located in the Department of Huancavelica using the water resources of Mantaro river with an installed capacity of 402 MW, being passed the Concession Agreement No 358-2010 (hereinafter the Agreement) registered as Public Deed dated January 05th, 2011.

By Supreme Order No 059-2011-EM published in Official Gazette El Peruano dated June 23rd, 2011, the transfer of final concession to develop the electricity general activity in Cerro del Aguila Power Plant, which was performed by Kallpa Generacion S.A in favor of Concessionaire which has obtained the rights and obligations related to this concession, and the First Amendment to Concession Agreement No 358-2010 were passed.

By Supreme Order No 023-2013-EM published in Official Gazette El Peruano dated May 22nd, 2013, the Second Amendment to the Agreement to include the increase in installed capacity from 402 MW to 525 MW without modifying the concession area and the terms of approved project schedule was passed.

SECOND:

On August 20th, 2013 under Record No 2321406, Cerro del Aguila S.A. has requested the Third Amendment to the Agreement based on force majeure causes mainly to updating environmental impact study by the increase in installed capacity stating June 30th, 2016 as new date of commercial operation.

Based on OSINERGMIM Report No GFE-USPP-98-2013, by Ministerial Order No 063-2014-MEM/DM dated February 13th, 2014, the Ministry of Energy and Mines has deemed as act of God or force majeure the grounds stated by Cerro del Aguila S.A to amend their work performance schedule of Cerro del Aguila Power Plant.

Based on the foregoing paragraph and having the Concessionaire complied with submitting the corresponding documents, the parties agree to amend the requested terms having the positive opinion contained on report No 057-2014-DGE-DCE and the corresponding Supreme Order No 027-2014 published on May 07th, 2014.

THIRD:

According to this Preliminary Notarial Instrument, the parties agree to amend the number 1.3 of first clause and the seventh clause of the Agreement under the terms and conditions as follows:

“FIRST: BACKGROUND

(…)

1.3 General information of Power System

(…)

Building Period: 1578 days

(…)

“SEVENTH: WORK PERFORMANCE TERM

The performance works of Cerro del Aguila Power Plant shall have a term of one thousand five hundred and seventy eight (1578) days until the tests and commissioning. Furthermore, this term shall begin on June 15th, 2010 and shall finish June 30th, 2016 according to work performance schedule attached as Exhibit No 4 to this Agreement.

FOURTH:

The remaining provisions of the Agreement, which are not amended by this Preliminary Notarial Instrument, shall remain effective, unchanged and mandatory.

FIFTH:

The expenses required to grant the Public Deed and the record of this Preliminary Notarial Instrument shall be borne by the Concessionaire.

The Public Deed caused by this Preliminary Notarial Instrument shall be registered by the Concessionaire in the Concession Registry for Exploiting Utilities of Real Property Registry of the corresponding Public Registry Office and the Concessionaire shall deliver one (01) duly registered Exemplified Copy of the Public Deed to the Ministry.

Please, Mr. Notary, add the clauses according to law, perform the corresponding inserts specially the contents of Supreme Order No 027-2014-EM and record in the corresponding Registry of Concessions for Exploiting Utilities of Real Property Registry.

This Preliminary Notarial Instrument is executed in three (03) counterparts in Lima, May 08th, 2014.

This Preliminary Notarial Instrument is signed by Luis Antonio Nicho Diaz, engineer, Electricity General Director (for the Ministry of Energy and Mines) and Daniel Rene Urbina Perez and Rosa Maria Flores-Araoz Cedron (for Cerro del Aguila S.A.)

This Preliminary Notarial Instrument is authorized and signed by Romina Stucchi Lopez Raygada, Attorney- Lima Bar Association Registry Number 48793.